Exhibit 4(a)

                                   TRUST AGREEMENT
                                  OF MP&L CAPITAL I



                    This TRUST  AGREEMENT of MP&L Capital  I (the "Trust"),

          dated as of February 15, 1996, among  (i) Minnesota Power & Light

          Company, a Minnesota corporation (the "Depositor"), (ii) The Bank of New York, a New York banking corporation, not in its individu-

          al capacity but solely as trustee of the Trust, (iii) The Bank of

          New York (Delaware), a Delaware  banking corporation, not in  its individual  capacity but solely as trustee of the Trust, and (iv)

          Philip R. Halverson, an individual employed by the Depositor, not in his individual  capacity but  solely as trustee  of the  Trust

          (each of  such trustees in (ii),  (iii) and (iv) a  "Trustee" and

          collectively, the  "Trustees").   The Depositor and  the Trustees

          hereby agree as follows:

                    1.   The trust  created hereby shall be  known as "MP&L

          Capital I", in  which name the Trustees, or  the Depositor to the extent  provided herein, may  conduct the business  of the Trust,

          make and execute contracts, and sue and be sued.

                    2.   The Depositor hereby  assigns, transfers,  conveys

          and  sets over  to the  Trustees the  sum of  $10.   The Trustees

          hereby  acknowledge receipt  of  such amount  in  trust from  the

          Depositor,  which  amount  shall  constitute  the  initial  trust

          estate.   The  Trustees hereby  declare that  they will  hold the

          trust estate in trust for the  Depositor.  It is the intention of the parties  hereto that  the Trust  created hereby constitute  a business trust under Chapter 38 of Title 12 of the Delaware Code,

          12 Del. C. S.3801 et seq. (the "Business Trust Act"), and that
             -------        -- ---

          this document constitutes  the governing instrument of  the Trust.

          The Trustees are hereby authorized and directed to execute  and file a certificate of  trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

                    3.   The Depositor and the  Trustees will enter into an

          amended and  restated Trust Agreement, satisfactory  to each such party and substantially in the form to be included as an  exhibit to  the 1933  Act Registration  Statement referred  to  below, to provide  for  the contemplated  operation  of  the Trust  created hereby and  the issuance of  the Preferred Securities  and Common

          Securities  referred  to therein.    Prior to  the  execution and

          delivery  of  such  amended  and restated  Trust  Agreement,  the

          Trustees  shall not have any duty or obligation hereunder or with respect of  the trust  estate,  except as  otherwise required  by applicable law or  as may be  necessary to obtain  prior to  such execution  and  delivery  any  licenses,  consents  or  approvals required by applicable law or otherwise.

                    4.   The  Depositor and  the Trustees  hereby authorize

          and  direct the  Depositor (i)  to file  with the  Securities and

          Exchange Commission (the "Commission")  and execute, in each case on  behalf of the Trust, (a) a Registration Statement on Form S-3

          (the  "1933  Act  Registration Statement"),  including  any  pre-

          effective or post-effective amendments  to the 1933 Act Registra-

          tion Statement, relating to the registration under the Securities

          Act of 1933, as amended, of the Preferred Securities of the Trust and certain other securities and (b) a  Registration Statement on

          Form 8-A  (the "1934 Act Registration  Statement") (including all pre-effective  and post-effective amendments thereto) relating to the registration of  the Preferred Securities of the  Trust under

          Section 12(b) of the Securities Exchange Act of 1934, as amended;

          (ii)  to file with the  New York Stock  Exchange (the "Exchange")

          and execute on behalf of the Trust  a listing application and all other  applications,  statements,  certificates,  agreements  and other instruments as shall be necessary or desirable to cause the

          Preferred  Securities to be listed  on the Exchange  and (iii) to file  and  execute  on behalf  of  the  Trust  such applications,

          reports,  surety bonds,  irrevocable  consents,  appointments  of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securi-

          ties  under the securities or  "Blue Sky" laws  of such jurisdic-

          tions as  the Depositor, on behalf of  the Trust, may deem neces-

          sary or desirable.   In the event that any  filing referred to in

          clauses (i) and (ii)  above is required by the rules  and regula-

          tions of the Commission, the Exchange or state securities or blue sky laws, to be executed on behalf of the Trust by one or more of the  Trustees, each of  the Trustees, in  its or  his capacity as

          Trustee  of the Trust, is hereby authorized and, to the extent so required, directed to  join in any such filing  and to execute on behalf  of  the Trust  any and  all  of the  foregoing,  it being understood that  The Bank of  New York and  The Bank of  New York

          (Delaware), in their capacities as Trustees of the Trust, respec-

          tively,  shall not  be required  to join  in any  such filing  or execute  on behalf of the Trust any such document unless required by the rules and  regulations of the Commission, the  Exchange or state securities or blue sky laws.  In connection with all of the foregoing, the Depositor and  each Trustee, solely in its  or his capacity as Trustee of the Trust, hereby constitutes and appoints

          David G. Gartzke, Philip R. Halverson, Esq., James K. Vizanko and

          Robert  J. Reger, Jr., and each  of them, as its  or his true and lawful attorneys-in-fact and agents, with full power of substitu-

          tion  and resubstitution, for the Depositor or such Trustee or in the Depositor's or such  Trustee's name, place and stead,  in any and all capacities,  to sign  any and  all amendments  (including post-effective amendments) to the 1933 Act Registration Statement and the 1934  Act Registration  Statement and to  file the  same,

          with  all exhibits  thereto,  and other  documents in  connection therewith  and  in connection  with the  filing  of the  1933 Act

          Registration Statement and the  1934 Act Registration  Statement,

          with  the Commission,  granting unto  said attorneys-in-fact  and agents full power and authority to do and perform each and  every act  and thing requisite and  necessary to be  done in connection therewith,  as fully to all intents and purposes as the Depositor or such Trustee might or could do in person, hereby ratifying and confirming all  that said attorneys-in-fact and agents  or any of them, or their respective substitute  or substitutes, shall do or cause to be done by virtue hereof.

                    5.   This  Trust Agreement  may be  executed in  one or

          more counterparts.

                    6.   The  number of  Trustees initially shall  be three

          (3) and thereafter the number of Trustees shall be such number as shall be fixed  from time to time by a  written instrument signed by the Depositor  which may  increase or decrease  the number  of

          Trustees; provided,  however, that to the extent  required by the

          Business  Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware, or,  if not a natural person,  an entity which has  its principal place  of business in the  State of Delaware  and otherwise  meets the  requirements of applicable Delaware law.  Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any

          time.   The Trustees may resign  upon thirty days prior notice to

          Depositor.

                    7.   This  Trust Agreement  shall  be governed  by, and

          construed in accordance with,  the laws of the State  of Delaware

          (without regard to conflict of laws principles).

                    IN WITNESS WHEREOF, the parties hereto have caused this

          Trust Agreement  to be duly executed as of the day and year first above written.


          MINNESOTA POWER & LIGHT COMPANY,        PHILIP R. HALVERSON, not in
               as Depositor                           his individual capacity
                                                      but solely as Trustee


          By: /s/ David G. Gartzke                By: /s/ Philip R. Halverson
             ----------------------------            -------------------------
          Name: David G. Gartzke
          Title: Senior Vice President-
                   Finance and Chief Financial
                   Officer


          THE BANK OF NEW YORK, not in its
               as Trustee

          By: /s/ Helen M. Cotiaux
             ----------------------------
          Name: Helen M. Cotiaux
          Title: Vice President


          THE BANK OF NEW YORK,
               (DELAWARE), not in its
               individual capacity but
               solely as Trustee


          By: /s/ Walter Douglas
             ----------------------------
          Name: Walter Douglas
          Title: Vice President